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                                                                  EXHIBIT 4.3(d)

                           [Form of Face of Note]


$_____________                                                       No.________


                         SOUTHERN NATURAL GASCOMPANY

                         8 5/8% Note due May 1, 2002



     SOUTHERN NATURAL GAS COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term shall also include any successor corporation), for value received, hereby promises to pay to _______________, or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, the principal sum of ______________ Dollars on May 1, 2002, in such coin or currency if the United States of Americas as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate of 8 5/8 % per annum, at said office or agency, in like coin or currency, from the May 1 or November 1, as the case may be, next preceding the date hereof to which interest has been paid (unless the date hereof is a May 1 or November 1 to which interest has been paid, in which case from the date hereof, or unless no interest has been paid hereon, in which case from May 1, 1992, or unless the date hereof is between April 15 or October 15, as the case may be, and the following May 1 or November 1, in which case from such May 1 or November 1, provided, however, that if the Company shall default in payment of the interest due on such May 1 or November 1, then from the next preceding date to which interest has been paid or if no interest has been paid on the Notes, then from May 1, 1992) semi-annually on May 1 or November 1 of each year, beginning on November 1, 1992, until said principal sum shall have become due and payable, and similarly to pay interest at the same rate per annum on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment
of interest.   The interest so payable on any May 1 or November 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the April 15 or October 15, as the case may be, next preceding such May 1 or November 1 and may, at the Company's option, be paid by check to such person mailed to the address shown on the Note register.

     The provisions of this Note are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.



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     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication heron shall have been signed by the Trustee under the aforesaid Indenture.

     WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


Dated:                               SOUTHERN NATURAL GAS COMPANY



                                     By ________________________________
                                        Chairman of the Board



ATTESTED:



By ________________________
     Secretary



                   Trustee's Certificate of Authentication

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                     MANUFACTURERS HANOVER TRUST
                                         COMPANY,
                                                   as Trustee




                                     By _____________________________
                                           Authorized Officer


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                          [Form of Reverse of Note]

                        SOUTHERN NATURAL GAS COMPANY

                         8 5/8% Note due May 1, 2002

                                 (continued)


     This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein referred to as the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of June 1, 1987 (herein referred to as the "Indenture"), duly executed and delivered by the Company to MANUFACTURERS HANOVER TRUST COMPANY, Trustee, a corporation organized and existing under the laws of the State of New York (hereinafter referred to as the "Trustee"). Reference is made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of the rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities and of the terms upon which the
Securities are, and are to be, authenticated and delivered.   The Securities
may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption or sinking fund provisions (if any), may be subject to different covenants and
Events of Default and may otherwise vary as in the Indenture provided.   This
Note is one of the series designated as the 8 5/8% Notes due May 1, 2002 of the Company (herein referred to as the "Notes") limited in aggregate principal amount to $100,000,000.

     In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal of all of the Notes and the occurred interest thereon my be declared, and upon such declaration shall become, due and payable, and such declaration may in certain events be rescinded by the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture also provides that the Holders of the majority in aggregate principal amount of the Notes at the time Outstanding may waive (with certain exceptions) any past default under the Indenture and its consequences. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such


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supplemental indenture shall (i) change the stated maturity date of any
Security, or reduce the rate or change the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or any premium or interest thereon payable in any coin or currency other than that hereinbefore provided, without the consent of the Holder of such Security, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Securities affected thereby. Any such waiver or consent by the Holder of this Note (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Notes issued in exchange herefor or in lieu hereof, irrespective of whether any notation of such waiver or consent is made upon this Note.

     No reference herein to the Indenture and no provision of this Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed. In the event of the consolidation or merger of the obligor hereon into, or the sale or conveyance of its property as an entirety or substantially as an entirety to, a successor corporation in accordance with the provisions of the Indenture, such successor corporation shall be fully substituted for the predecessor corporation as obligor heron; and in the case of any such sale or conveyance, such predecessor corporation shall be released from its liability as such obligor, all as more fully set forth in the Indenture.

     The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiples thereof. At the Principal Office of the Trustee in said Borough of Manhattan and in the manner and subject to the limitations provided in the Indenture and upon payment of a sum sufficient to cover any tax or governmental charge that may be imposed in relation thereto, Notes of any denomination may be exchanged for a like aggregate principal amount of Notes of any other authorized denomination or denominations.

     The Notes may not be redeemed prior to maturity.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) a restrictive covenant and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

     This Note is transferable by the registered Holder hereof in person or by his attorney duly authorized in writing at the Principal Office of the Trustee in said Borough of Manhattan, but only in the manner and subject to the limitations provide in the Indenture and upon payment of a sum sufficient to cover any tax or governmental charge that may be imposed in relation thereto, and upon surrender and cancellation of this Note.


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Upon any such transfer a new Note or Notes of authorized denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

     Prior to due presentment for registration of transfer of any Note, the Company, the Trustee, any Paying Agent and any Note registrar may deem and treat the person in whose name this Notes registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar, and neither the Company, the Trustee, any Paying Agent nor any Note registrar shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.